SECURITIES AND EXCHANGE COMMISSION

                     WASHINGTON, D.C. 20549

                            FORM 8-K

                         CURRENT REPORT



             Pursuant to Section 13 or 15(d) of the
                Securities Exchange Act of 1934



Date of Report (Date of earliest event reported)  June 16, 1997





                           CPI CORP.
________________________________________________________________
  (exact name of registrant as specified in its charter)



    Delaware                  0-11227              43-1256674
________________________________________________________________
(State or other jurisdiction (Commission file   (IRS Employer
 of incorporation)             Number)       Identification No.)




1706 Washington Avenue, St. Louis, Missouri        63103-1790
________________________________________________________________
(Address of principal executive offices)            (Zip code)




Registrants' telephone number, including area code (314) 231-1575
_________________________________________________________________




________________________________________________________________
(Former name or former address, if changes since last report.)


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ITEM 5.  OTHER EVENTS

A. On June 16, 1997, CPI Corp. issued the following press release announcing the refinancing of Senior Debt and reporting strength in Sears Portrait Studio sales.

    CPI CORP. ANNOUNCES REFINANCING OF SENIOR DEBT, REPORTS
    STRENGTH IN SEARS PORTRAIT STUDIO SALES

    St. Louis, MO, June 16, 1997 - CPI Corp. (NYSE-CPY) today said that it has completed a $60 million private placement of senior notes with The Prudential Insurance Company of America and The Guardian Life Insurance Company of America. Proceeds of the financing will be used to refinance existing senior notes and for general corporate purposes.

    Prudential and Guardian have purchased notes totaling $60 million at an average effective rate of 7.46%. The notes mature in ten years and have an average life of seven years. The notes are to be redeemed through equal annual payments beginning on the fourth anniversary of the agreement; interest will be paid semi-annually. Certain financial covenants associated with the notes are less restrictive than the covenants of the prior senior notes.

    Concurrently, the company has entered into a new $40 million revolving line of credit agreement with Mercantile Bank of St. Louis, N.A., Sumitomo Bank, Ltd. and Harris Trust & Savings Bank. The bank agreement contains covenants similar to those contained in the senior note agreements. Details of the senior notes agreements and the bank agreement will be included in an 8-K filing on or before July 1, 1997.

    In making the announcement Alyn V. Essman, chairman and chief executive officer, said, "As a result of the new agreements, we are able to lock in a favorable interest rate for an extended period, significantly increasing our financial flexibility and enabling us better to position our operations to facilitate our long-term growth."

    Continuing, Essman said, "We are encouraged by current operations, especially in our Sears Portrait Studios, where once we got through the natural distortions of the Easter season, we began to see strong, consistent performance, resulting in sales increases approximately 10% above last year's levels for the past six or seven weeks."

    This release contains certain "forward looking statements" that are subject to risks and uncertainties. The company's actual results and performance could differ materially from those anticipated depending on, among other things, customer demand for the company's services, the amount of revenue derived from the Portrait Studio Division through the fiscal year end and the overall level of economic activity in the company's major markets.

    CPI is a consumer services company with $467.0 million in fiscal 1996 sales from continuing operations, operating approximately 1,200 retail locations, including 1,027 Sears Portrait Studios in the U.S., Puerto Rico and Canada, 153 Prints Plus wall decor stores and, in a joint venture with Eastman Kodak Company, 479 Fox Photo, Inc. photofinishing locations.

                           SIGNATURE




Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.




                                          CPI CORP.
                                        (Registrant)





                             /s/  Barry Arthur
                                 -----------------------------
                                  Barry Arthur
                                  Authorized Officer and
                                  Principal Financial Officer


Dated:  June 18, 1997

























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